SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

                        Current Report
               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): October
24, 2005


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey          1-3215             22-1024240

(State or other       Commission        (I.R.S. Employer
jurisdiction          File Number)      Identification No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey
08933

     (Address of principal executive offices)    (zip code)


Registrant's telephone number including area code:
                    (732) 524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

SKILLMAN, N.J., Oct 24, 2005 /PRNewswire-FirstCall via COMTEX News Network/ -- Personal Products Company, a Johnson & Johnson company, announced today that it has entered into a definitive agreement to purchase the Rembrandt Brand of oral care products from The Gillette Company.

The terms of the transaction were not disclosed. The transaction is anticipated to close in the fourth quarter of 2005, subject to regulatory approvals and the customary closing conditions.

The Rembrandt Brand equity is based in tooth whitening products. As part of the agreement, Personal Products
Company will acquire all of the consumer and professionally dispensed Rembrandt Brand products, including whitening toothpastes, whitening strips, whitening systems and mouth rinses.

"The Rembrandt Brand is the perfect complement to our existing oral care portfolio, which includes REACH(R) Toothbrushes, Johnson & Johnson REACH(R) Dental Floss, ACT(R) Rinse and the REACH(R) ACCESS(TM) Daily Flosser," stated Michael Sneed, Johnson & Johnson Consumer Company Group Chairman, North America. "This transaction provides us with an outstanding equity in the rapidly emerging aesthetic segment of oral care."

Personal Products Company, a division of McNeil-PPC, Inc., develops, produces and markets innovative oral health, women's health and sanitary protection products. It is a leader in the fast growing oral health market with a full line of floss, rinse and toothbrush products, marketed under the REACH(R) brand, as well as ARESTIN(R) (minocycline HCI) 1 mg Microspheres, which is a treatment for periodontal disease. Other leading brands of Personal Products Company include MONISTAT(R), K-Y Brand Liquid(R), CAREFREE(R), o.b.(R) and STAYFREE(R).


Exhibit No.       Description of Exhibit

99.15     Press Release dated October 24, 2005





                       SIGNATURE



Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    JOHNSON & JOHNSON




Date: October 24, 2005     By: /s/ Stephen J. Cosgrove
                               Stephen J. Cosgrove
                               Chief Accounting Officer